UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2006

THE MONEY TREE INC.

(Exact name of registrant as specified in its charter)

Georgia	333-122531	58-2171386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

114 South Broad Street, Bainbridge, Georgia	39817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (229) 246-6536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective April 15, 2006, Vance R. Martin resigned as Chief Executive Officer and sole director of The Money Tree Inc. and its affiliates for health reasons. In light of Vance R. Martin being the founder of the company and his many years of loyal service to the company, Mr. Martin has been appointed as Chairman of the Board of Directors Emeritus, which means he will be allowed to sit in on Board meetings but will not have an official vote on any matter.

Effective April 16, 2006, W. Derek Martin was appointed sole director of The Money Tree Inc. and its various subsidiaries. Derek Martin will continue as President and will assume responsibility for all of the day-to-day operations. Derek Martin has been employed by the company since 1993 in which he has held several executive positions, including Vice President of Administration from 1997 until he was appointed President in December 2005. Derek Martin is the son of Vance R. Martin, our founder.

A copy of our press release dated April 17, 2006 regarding these changes to the management of the company is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated April 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MONEY TREE INC. (Registrant)

Date: April 18, 2006	By:	/s/ Steven P. Morrison
Steven P. Morrison Chief Financial Officer